COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER RESULTS
Hotel Adjusted EBITDA Exceeds 2019
Acquires Kimpton Fort Lauderdale Beach Resort
Expects Full Year 2022 Hotel Revenues to Meet or Exceed 2019
Common Dividend Expected to Resume in 2022

BETHESDA, Maryland, Thursday, May 5, 2022 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 34 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2022.

First Quarter 2022 Highlights

•Net Income: Net income was $10.1 million and earnings per diluted share was $0.04.
•Comparable Revenues: Comparable total revenues were $197.3 million, a 128.1% increase over 2021 and a 4.4% decline from 2019.
•Comparable RevPAR: Comparable RevPAR was $155.76, a 122.3% increase over 2021 and a 3.5% decline from 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $51.1 million, which exceeded the comparable period of 2019 by 0.2%.
•Adjusted EBITDA: Adjusted EBITDA was $44.9 million.
•Adjusted FFO: Adjusted FFO was $30.9 million and Adjusted FFO per diluted share was $0.14.
•Hotel Acquisition: The Company acquired the Tranquility Bay Beachfront Resort in Marathon, Florida for $63.0 million on January 6, 2022.
•Hotel Brand Conversions: The Company completed the rebrandings of the JW Marriott Denver Cherry Creek as Hotel Clio, a Luxury Collection Hotel and the Bethesda Marriott Suites as the Embassy Suites by Hilton Bethesda during the first quarter of 2022.
•Corporate Debt Covenant Compliance: The Company is in compliance with all of the original financial covenants under its credit agreements as of March 31, 2022, and expects to exit the covenant waiver restrictions as of the second quarter of 2022.

Recent Developments

•Hotel Acquisition: The Company acquired the Kimpton Fort Lauderdale Beach Resort for $35.3 million on April 1, 2022.
•Common Dividend: The Company expects to recommence the quarterly dividend on its common shares beginning in the third quarter of 2022.
•April Comparable RevPAR: April Comparable RevPAR was $211.48, a 4.8% increase over 2019.

“Demand at our hotels is rapidly accelerating and powered our first quarter Comparable Hotel Adjusted EBITDA to exceed 2019. Impressively, we now expect our full year 2022 Comparable Revenues to meet or exceed 2019,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “We are benefiting from a one-two punch in portfolio composition with the resort portfolio achieving new highs from strong leisure demand and the urban portfolio benefiting from the more recent recovery in group and business travel demand. Our carefully crafted portfolio composition, market share gains and numerous repositionings are expected to power DiamondRock to achieve new levels of profitability in 2023 and 2024.”

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2021 and 2022 acquisitions and exclude our 2021 dispositions for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended March 31,			Change From
	2022	2021	2019	2021	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$279.09	$236.48	$223.66	18.0%	24.8%
Occupancy	55.8%	29.6%	72.2%	26.2%	(16.4)%
RevPAR	$155.76	$70.08	$161.44	122.3%	(3.5)%
Total RevPAR	$231.84	$101.74	$242.88	127.9%	(4.5)%
Revenues	$197.3	$86.5	$206.4	128.1%	(4.4)%
Hotel Adjusted EBITDA	$51.1	$2.2	$51.0	2222.7%	0.2%
Hotel Adjusted EBITDA Margin	25.92%	2.49%	24.70%	2,343 bps	122 bps
Available Rooms	850,842	850,500	849,674	342	1,168

Actual Operating Results (2)
Revenues	$196.8	$72.9	$202.4	170.0%	(2.8)%
Net income (loss)	$10.1	$(171.6)	$9.0	105.9%	12.2%
Income (loss) per diluted share	$0.04	$(0.82)	$0.04	104.9%	—%
Adjusted EBITDA	$44.9	$(9.6)	$49.2	567.7%	(8.7)%
Adjusted FFO	$30.9	$(24.9)	$41.9	224.1%	(26.3)%
Adjusted FFO per diluted share	$0.14	$(0.12)	$0.21	216.7%	(33.3)%
(1) The amounts for all periods presented include pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021 and Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of hotels acquired and disposed of for the Company's respective ownership periods.

The following tables provide comparable monthly operating information for the Company's portfolio owned as of March 31, 2022:

	January 2022	February 2022	March 2022	Preliminary April 2022 (1)

Number of Hotels	33	33	33	33
Number of Rooms	9,454	9,454	9,454	9,454
Occupancy	41.3%	57.9%	68.4%	72.3%
ADR	$245.13	$283.49	$296.22	$292.68
RevPAR	$101.19	$164.25	$202.67	$211.48
Total RevPAR	$154.77	$242.91	$298.92	$303.87
2022 vs 2019
Occupancy change in bps	(2,216) bps	(1,633) bps	(1,062) bps	(895) bps
ADR Rate % change	20.6%	29.1%	21.7%	17.9%
RevPAR % change	(21.5)%	0.7%	5.3%	4.8%
Total RevPAR % change	(22.2)%	(2.3)%	6.1%	4.2%

(1) April 2022 preliminary results do not include the Kimpton Fort Lauderdale Beach Resort that was purchased on April 1, 2022.

Hotel Acquisitions

On January 6, 2022, the Company acquired Tranquility Bay Beachfront Resort in Marathon, Florida for $63.0 million. This 103-unit luxury beachfront resort has a total of 231 bedrooms in 87 two-bedroom and three-bedroom beach houses, as well as 16 tropical garden guest rooms. The purchase price represented an 11.6% yield on 2021 hotel net operating income.

On April 1, 2022, the Company acquired the 96-room Kimpton Fort Lauderdale Beach Resort for $35.3 million ($367,700 per key) in an off-market transaction. Upon acquisition, the Company engaged HEI Hotels & Resorts to operate the lifestyle resort in order to combine operations and realize synergies with its nearby Westin Fort Lauderdale Beach Resort & Spa.

Loan Amendments

On February 4, 2022, the Company further amended the credit agreements for its $400 million revolving credit facility and $400 million in unsecured term loans to extend the waiver period for the testing of financial covenants from December 31, 2021 to March 31, 2022, unless terminated early at the Company’s option. The amendments also extend the modification of certain financial covenants, once quarterly testing resumes, to June 30, 2023. The Company achieved compliance with all of the original financial covenants under its credit agreements as of March 31, 2022 and expects to exit the covenant waiver restrictions as of the second quarter of 2022.

Capital Expenditures

The Company invested approximately $11.6 million in capital improvements at its hotels during the three months ended March 31, 2022. The Company continues to expects to spend approximately $100 million on capital improvements at its hotels in 2022, which includes the completion of certain projects that commenced in 2021. Significant projects in 2022 include the following:

•JW Marriott Denver Cherry Creek: The Company completed renovations in March 2022 and successfully rebranded the hotel as Hotel Clio.

•Kimpton Hotel Palomar Phoenix: The Company plans to complete a comprehensive rebranding and repositioning this year of the rooftop bar and pool at the hotel. The new rooftop will be named The Eden and will offer an extraordinary food and beverage experience.
•Hilton Boston Downtown/Faneuil Hall: The Company expects to commence a comprehensive renovation in the fourth quarter of 2022 to reposition the hotel as an experiential lifestyle property to be completed in mid-2023.
•Orchards Inn Sedona: The Company expects to commence the first phase of an upgrade renovation of the resort in late-2022. The two-phase renovation, which is expected to be completed in 2023, will reposition the resort as The Cliffs at L'Auberge.
•Hilton Burlington Lake Champlain: The Company is working with Hilton Worldwide to potentially rebrand the hotel as a Curio Collection hotel. The repositioning is expected to be completed in early 2023 and include a new restaurant concept by a James Beard nominated local chef.

Balance Sheet and Liquidity

The Company ended the quarter with liquidity of $352.5 million, comprised of $41.6 million of unrestricted corporate cash, $110.9 million of unrestricted cash at its hotels and $200.0 million of capacity on its senior unsecured credit facility. As of March 31, 2022, the Company had $1.2 billion of total debt outstanding, which consisted of $576.6 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and $200.0 million of outstanding borrowings on its $400.0 million senior unsecured credit facility.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of March 18, 2022. This dividend was paid on March 31, 2022. The Company expects to recommence the quarterly dividend on its common shares beginning in the third quarter of 2022.

Earnings Call

The Company will host a conference call to discuss its first quarter results on Friday, May 6, 2022, at 8:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 6492039. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. For those unable to listen to the call live, a taped rebroadcast will be available two hours after completion of the live call through May 13, 2022. To access the rebroadcast, dial 855-859-2056, or internationally at 404-537-3406, and use conference ID 6492039. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 34 premium quality hotels with over 9,500 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)
Property and equipment, net	$2,659,123	$2,651,444
Right-of-use assets	97,067	100,212
Restricted cash	38,882	36,887
Due from hotel managers	154,199	120,671
Prepaid and other assets	98,375	17,472
Cash and cash equivalents	41,581	38,620
Total assets	$3,089,227	$2,965,306
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$574,909	$578,651
Unsecured term loans, net of unamortized debt issuance costs	398,668	398,572
Senior unsecured credit facility	200,000	90,000
Total debt	1,173,577	1,067,223

Lease liabilities	109,149	108,605
Deferred rent	61,955	60,800
Due to hotel managers	102,879	85,493
Unfavorable contract liabilities, net	62,313	62,780
Accounts payable and accrued expenses	41,331	51,238
Deferred income related to key money, net	9,103	8,203
Total liabilities	1,560,307	1,444,342
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,861,105 and 210,746,895 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,109	2,107
Additional paid-in capital	2,294,129	2,293,990
Deficit	(773,357)	(780,931)
Total stockholders’ equity	1,522,929	1,515,214
Noncontrolling interests	5,991	5,750
Total equity	1,528,920	1,520,964
Total liabilities and equity	$3,089,227	$2,965,306

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rooms	$132,170	$50,412
Food and beverage	45,748	13,925
Other	18,915	8,600
Total revenues	196,833	72,937
Operating Expenses:
Rooms	33,830	13,828
Food and beverage	33,221	11,561
Management fees	4,020	1,119
Franchise fees	5,810	2,447
Other hotel expenses	70,509	48,935
Depreciation and amortization	26,655	26,962
Impairment losses	2,843	122,552
Corporate expenses	6,033	7,159
Business interruption insurance income	(499)	—
Total operating expenses, net	182,422	234,563

Interest and other expense (income), net	286	(156)
Interest expense	4,119	8,484
Total other expenses, net	4,405	8,328
Income (loss) before income taxes	10,006	(169,954)
Income tax benefit (expense)	54	(1,613)
Net income (loss)	10,060	(171,567)
Less: Net (income) loss attributable to noncontrolling interests	(32)	720
Net income (loss) attributable to the Company	10,028	(170,847)
Distributions to preferred stockholders	(2,454)	(2,454)
Net income (loss) attributable to common stockholders	$7,574	$(173,301)
Earnings (loss) per share:
Earnings (loss) per share available to common stockholders - basic	$0.04	$(0.82)
Earnings (loss) per share available to common stockholders - diluted	$0.04	$(0.82)

Weighted-average number of common shares outstanding:
Basic	212,491,561	211,671,581
Diluted	213,150,818	211,671,581

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2022	2021	2019
Net income (loss)	$10,060	$(171,567)	$8,980
Interest expense	4,119	8,484	11,662
Income tax (benefit) expense	(54)	1,613	(3,849)
Real estate related depreciation and amortization	26,655	26,962	28,996
EBITDA	40,780	(134,508)	45,789
Impairment losses	2,843	122,552	—
EBITDAre	43,623	(11,956)	45,789
Non-cash lease expense and other amortization	1,568	1,672	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	575	1,367
Hotel manager transition items	249	128	297
Gain on property insurance settlement	—	—	—
Severance costs (2)	(532)	10	—
Adjusted EBITDA	$44,908	$(9,571)	$49,168

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA
    The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2022	2021	2019
Net income (loss)	$10,060	$(171,567)	$8,980
Interest expense	4,119	8,484	11,662
Income tax (benefit) expense	(54)	1,613	(3,849)
Real estate related depreciation and amortization	26,655	26,962	28,996
EBITDA	40,780	(134,508)	45,789
Corporate expenses	6,033	7,159	7,064
Interest and other expense (income), net	286	(156)	(303)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	575	1,367
Impairment losses	2,843	122,552	—
Gain on property insurance settlement	—	—	—
Hotel EBITDA	49,942	(4,378)	53,917
Non-cash lease expense and other amortization	1,568	1,672	1,715
Hotel manager transition items	249	128	297
Severance costs (2)	(532)	10	—
Hotel Adjusted EBITDA	$51,227	$(2,568)	$55,929

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2022	2021	2019
Net (loss) income	$10,060	$(171,567)	$8,980
Real estate related depreciation and amortization	26,655	26,962	28,996
Impairment losses, net of tax	2,843	122,552	—
FFO	39,558	(22,053)	37,976
Distribution to preferred stockholders	(2,454)	(2,454)	—
FFO available to common stock and unit holders	37,104	(24,507)	37,976
Non-cash lease expense and other amortization	1,568	1,672	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	575	1,367
Hotel manager transition items	249	128	297
Severance costs (2)	(532)	10	—
Fair value adjustments to interest rate swaps	(7,502)	(2,731)	572
Adjusted FFO available to common stock and unit holders	$30,887	$(24,853)	$41,927
Adjusted FFO available to common stock and unit holders, per diluted share	$0.14	$(0.12)	$0.21

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended March 31,
	2022	2021	2019
Revenues	$196,833	$72,937	$202,375
Hotel revenues from prior ownership (1)	430	13,639	15,260
Hotel revenues from sold hotels (2)	—	(42)	(11,265)
Comparable Revenues	$197,263	$86,534	$206,370

Hotel Adjusted EBITDA	$51,227	$(2,568)	$55,929
Hotel Adjusted EBITDA from prior ownership (1)	(106)	1,501	2,966
Hotel Adjusted EBITDA from sold hotels (2)	—	3,223	(7,920)
Comparable Hotel Adjusted EBITDA	$51,121	$2,156	$50,975

Hotel Adjusted EBITDA Margin	26.03%	(3.52)%	27.64%
Comparable Hotel Adjusted EBITDA Margin	25.92%	2.49%	24.70%

Year Ended December 31,
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021 and Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our portfolio, excluding the Kimpton Fort Lauderdale Beach Resort as the hotel opened in April 2021.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$223.66	$252.68	$239.39	$242.68	$240.10
Occupancy	72.2%	82.4%	81.2%	75.2%	77.8%
RevPAR	$161.44	$208.24	$194.40	$182.52	$186.73
Total RevPAR	$242.88	$302.81	$274.93	$265.26	$271.55
Revenues (in thousands)	$206,370	$260,230	$238,977	$230,571	$936,148
Hotel Adjusted EBITDA (in thousands)	$50,975	$89,310	$72,411	$65,196	$277,892
Hotel Adjusted EBITDA Margin	24.70%	34.32%	30.30%	28.28%	29.68%
Available Rooms	849,674	859,374	869,216	869,216	3,447,480

	Quarter 1, 2021	Quarter 2, 2021	Quarter 3, 2021	Quarter 4, 2021	Full Year 2021
ADR	$236.48	$241.35	$249.83	$265.54	$250.62
Occupancy	29.6%	49.3%	65.4%	61.2%	51.5%
RevPAR	$70.08	$119.00	$163.45	$162.47	$129.10
Total RevPAR	$101.74	$171.53	$228.71	$233.25	$184.30
Revenues (in thousands)	$86,534	$147,537	$198,885	$202,826	$635,782
Hotel Adjusted EBITDA (in thousands)	$2,156	$35,956	$53,472	$45,017	$136,601
Hotel Adjusted EBITDA Margin	2.49%	24.37%	26.89%	22.19%	21.49%
Available Rooms	850,500	860,103	869,584	869,584	3,449,771

Quarter 1, 2022
ADR	$279.09
Occupancy	55.8%
RevPAR	$155.76
Total RevPAR	$231.84
Revenues (in thousands)	$197,263
Hotel Adjusted EBITDA (in thousands)	$51,121
Hotel Adjusted EBITDA Margin	25.92%
Available Rooms	850,842

Market Capitalization as of March 31, 2022
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2022 closing price of $10.10/share)	$2,171,120
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,176,570
Cash and cash equivalents	(41,581)
Total enterprise value	$3,425,109
Share Reconciliation

Common shares outstanding	210,861
Operating partnership units	775
Unvested restricted stock held by management and employees	1,397
Share grants under deferred compensation plan	1,929
Combined shares and units	214,962

Debt Summary as of March 31, 2022
(dollars in thousands)
Loan	Interest Rate as of March 31, 2022	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	43,120	January 2023
Westin Washington D.C. City Center	3.99%	Fixed	55,299	January 2023
The Lodge at Sonoma Resort	3.96%	Fixed	25,413	April 2023
Westin San Diego Bayview	3.94%	Fixed	58,166	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	77,445	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	76,992	May 2025
Hotel Clio	4.33%	Fixed	58,456	July 2025
Westin Boston Seaport District	4.36%	Fixed	181,679	November 2025
Unamortized debt issuance costs			(1,661)
Total mortgage and other debt, net of unamortized debt issuance costs			574,909

Unsecured term loan	LIBOR + 2.40% (2)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.40% (3)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,332)
Unsecured term loans, net of unamortized debt issuance costs			398,668

Senior unsecured credit facility	LIBOR + 2.55% (4)	Variable	200,000	July 2023 (5)

Total debt, net of unamortized debt issuance costs			$1,173,577
Weighted-average interest rate of fixed rate debt	4.25%
Total weighted-average interest rate	3.78%
(1)LIBOR is subject to a floor of 1.0%.
(2)    The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. LIBOR is subject to a floor of 0.25%.
(3)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(4)    LIBOR is subject to a floor of 0.25%.
(5)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Monthly Operating Statistics (1)
	Number of Rooms	ADR			Occupancy			RevPAR
		January 2022	January 2021	B/(W) 2021	January 2022	January 2021	B/(W) 2021	January 2022	January 2021	B/(W) 2021

Total - 33 Hotels	9,454	$245.13	$204.81	19.7%	41.3%	22.0%	19.3%	$101.19	$45.07	124.5%

Resorts - 16 Hotels	2,791	$379.78	$273.90	38.7%	54.3%	39.6%	14.7%	$206.10	$108.58	89.8%

	Number of Rooms	January 2022	January 2019	B/(W) 2019	January 2022	January 2019	B/(W) 2019	January 2022	January 2019	B/(W) 2019

Total - 33 Hotels	9,454	$245.13	$203.19	20.6%	41.3%	63.4%	(22.1)%	$101.19	$128.90	(21.5)%

Resorts - 16 Hotels	2,791	$379.78	$263.16	44.3%	54.3%	69.3%	(15.0)%	$206.10	$182.35	13.0%

	Number of Rooms	February 2022	February 2021	B/(W) 2021	February 2022	February 2021	B/(W) 2021	February 2022	February 2021	B/(W) 2021

Total - 33 Hotels	9,454	$283.49	$230.39	23.0%	57.9%	29.8%	28.1%	$164.25	$68.72	139.0%

Resorts - 16 Hotels	2,791	$475.48	$323.23	47.1%	70.9%	52.7%	18.2%	$337.13	$170.46	97.8%

	Number of Rooms	February 2022	February 2019	B/(W) 2019	February 2022	February 2019	B/(W) 2019	February 2022	February 2019	B/(W) 2019

Total - 33 Hotels	9,454	$283.49	$219.64	29.1%	57.9%	74.3%	(16.4)%	$164.25	$163.12	0.7%

Resorts - 16 Hotels	2,791	$475.48	$303.51	56.7%	70.9%	80.1%	(9.2)%	$337.13	$243.10	38.7%

	Number of Rooms	March 2022	March 2021	B/(W) 2021	March 2022	March 2021	B/(W) 2021	March 2022	March 2021	B/(W) 2021

Total - 33 Hotels	9,454	$296.22	$259.69	14.1%	68.4%	37.1%	31.3%	$202.67	$96.32	110.4%

Resorts - 16 Hotels	2,791	$475.15	$383.61	23.9%	77.8%	63.0%	14.8%	$369.65	$241.75	52.9%

	Number of Rooms	March 2022	March 2019	B/(W) 2019	March 2022	March 2019	B/(W) 2019	March 2022	March 2019	B/(W) 2019

Total - 33 Hotels	9,454	$296.22	$243.50	21.7%	68.4%	79.0%	(10.6)%	$202.67	$192.46	5.3%

Resorts - 16 Hotels	2,791	$475.15	$322.87	47.2%	77.8%	83.1%	(5.3)%	$369.65	$268.31	37.8%

(1) All periods presented include the pre-acquisition operating results of the three hotels acquired in 2021, Tranquility Bay acquired in 2022 and exclude the two hotels sold in 2021.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2022	1Q 2021	B/(W) 2021	1Q 2022	1Q 2021	B/(W) 2021	1Q 2022	1Q 2021	B/(W) 2021

Atlanta Marriott Alpharetta	318	$141.87	$94.37	50.3%	41.6%	22.9%	18.7%	$59.03	$21.61	173.2%
Bourbon Orleans Hotel	220	$244.94	$—	100.0%	49.6%	—%	49.6%	$121.61	$—	100.0%
Cavallo Point, The Lodge at the Golden Gate	142	$683.10	$547.30	24.8%	44.6%	19.3%	25.3%	$304.93	$105.82	188.2%
Chicago Marriott Downtown Magnificent Mile	1,200	$168.57	$148.58	13.5%	27.4%	0.2%	27.2%	$46.13	$0.35	13,080.0%
Courtyard Denver Downtown	177	$151.12	$94.11	60.6%	60.0%	35.7%	24.3%	$90.65	$33.60	169.8%
Courtyard New York Manhattan/Fifth Avenue	189	$161.28	$—	100.0%	82.9%	—%	82.9%	$133.69	$—	100.0%
Courtyard New York Manhattan/Midtown East	321	$199.77	$126.21	58.3%	63.6%	67.0%	(3.4)%	$127.03	$84.54	50.3%
Embassy Suites by Hilton Bethesda	272	$113.40	$105.58	7.4%	26.4%	18.5%	7.9%	$29.97	$19.49	53.8%
Havana Cabana Key West	106	$411.65	$261.53	57.4%	93.8%	90.8%	3.0%	$386.07	$237.49	62.6%
Henderson Beach Resort	216	$411.26	$328.98	25.0%	44.3%	45.3%	(1.0)%	$182.13	$149.14	22.1%
Henderson Park Inn	37	$511.93	$304.75	68.0%	60.6%	73.6%	(13.0)%	$310.39	$224.22	38.4%
Hilton Boston Downtown/Faneuil Hall	403	$174.41	$106.46	63.8%	63.0%	21.2%	41.8%	$109.95	$22.60	386.5%
Hilton Burlington Lake Champlain	258	$157.63	$114.95	37.1%	58.6%	32.7%	25.9%	$92.30	$37.63	145.3%
Hilton Garden Inn New York/Times Square Central	282	$162.46	$—	100.0%	77.8%	—%	77.8%	$126.40	$—	100.0%
Hotel Clio	199	$258.96	$200.92	28.9%	62.4%	39.4%	23.0%	$161.68	$79.12	104.3%
Hotel Emblem San Francisco	96	$189.44	$128.42	47.5%	53.4%	15.2%	38.2%	$101.10	$19.52	417.9%
Hotel Palomar Phoenix	242	$247.83	$147.96	67.5%	76.8%	49.8%	27.0%	$190.39	$73.63	158.6%
Kimpton Shorebreak Resort	157	$297.03	$229.94	29.2%	71.8%	43.4%	28.4%	$213.36	$99.69	114.0%
L'Auberge de Sedona	88	$1,046.12	$716.68	46.0%	68.5%	80.8%	(12.3)%	$716.30	$578.77	23.8%
Margaritaville Beach House Key West	186	$579.43	$347.09	66.9%	92.0%	83.2%	8.8%	$532.94	$288.93	84.5%
Orchards Inn Sedona	70	$309.21	$253.24	22.1%	63.7%	62.2%	1.5%	$196.91	$157.61	24.9%
Renaissance Charleston Historic District Hotel	167	$311.69	$214.87	45.1%	80.3%	56.8%	23.5%	$250.35	$122.12	105.0%
Salt Lake City Marriott Downtown at City Creek	510	$176.07	$108.20	62.7%	49.0%	30.5%	18.5%	$86.21	$33.00	161.2%
The Gwen Hotel	311	$213.18	$191.04	11.6%	58.2%	23.5%	34.7%	$124.11	$44.84	176.8%
The Hythe Vail	344	$663.43	$373.06	77.8%	67.0%	73.6%	(6.6)%	$444.73	$274.74	61.9%
The Landing Lake Tahoe Resort & Spa	82	$408.90	$338.05	21.0%	46.5%	49.5%	(3.0)%	$189.99	$167.37	13.5%
The Lodge at Sonoma Resort	182	$367.07	$216.11	69.9%	48.0%	27.7%	20.3%	$176.30	$59.82	194.7%
Tranquility Bay Beachfront Resort (1)	103	$947.75	$681.11	39.1%	83.3%	89.6%	(6.3)%	$789.49	$609.99	29.4%
Westin Boston Waterfront	793	$194.05	$119.58	62.3%	53.7%	15.0%	38.7%	$104.27	$17.91	482.2%
Westin Fort Lauderdale Beach Resort	433	$336.96	$255.18	32.0%	87.7%	55.9%	31.8%	$295.38	$142.74	106.9%
Westin San Diego Bayview	436	$175.00	$141.50	23.7%	53.0%	22.0%	31.0%	$92.81	$31.06	198.8%
Westin Washington D.C. City Center	410	$175.98	$150.94	16.6%	35.2%	8.8%	26.4%	$62.02	$13.23	368.8%
Worthington Renaissance Fort Worth Hotel	504	$194.19	$136.41	42.4%	64.3%	34.9%	29.4%	$124.90	$47.54	162.7%
Comparable Total (2)	9,454	$279.09	$236.48	18.0%	55.8%	29.6%	26.2%	$155.76	$70.08	122.3%

(1) Hotel was acquired on January 6, 2022. Amounts reflect the operating results for the period from January 6, 2022 to March 31, 2022 and January 6, 2021 to March 31, 2021.
(2) Amounts include the pre-acquisition operating results of Tranquility Bay, the three hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2022	1Q 2019	B/(W) 2019	1Q 2022	1Q 2019	B/(W) 2019	1Q 2022	1Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$141.87	$177.33	(20.0)%	41.6%	70.5%	(28.9)%	$59.03	$124.93	(52.7)%
Bourbon Orleans Hotel	220	$244.94	$238.23	2.8%	49.6%	82.4%	(32.8)%	$121.61	$196.37	(38.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$683.10	$437.76	56.0%	44.6%	63.4%	(18.8)%	$304.93	$277.38	9.9%
Chicago Marriott Downtown Magnificent Mile	1,200	$168.57	$158.35	6.5%	27.4%	51.7%	(24.3)%	$46.13	$81.79	(43.6)%
Courtyard Denver Downtown	177	$151.12	$171.92	(12.1)%	60.0%	73.3%	(13.3)%	$90.65	$126.00	(28.1)%
Courtyard New York Manhattan/Fifth Avenue	189	$161.28	$212.18	(24.0)%	82.9%	77.4%	5.5%	$133.69	$164.30	(18.6)%
Courtyard New York Manhattan/Midtown East	321	$199.77	$190.02	5.1%	63.6%	92.0%	(28.4)%	$127.03	$174.85	(27.3)%
Embassy Suites by Hilton Bethesda	272	$113.40	$172.21	(34.2)%	26.4%	65.3%	(38.9)%	$29.97	$112.46	(73.4)%
Havana Cabana Key West	106	$411.65	$254.41	61.8%	93.8%	94.7%	(0.9)%	$386.07	$240.94	60.2%
Henderson Beach Resort	216	$411.26	$253.18	62.4%	44.3%	39.0%	5.3%	$182.13	$98.85	84.2%
Henderson Park Inn	37	$511.93	$350.71	46.0%	60.6%	52.3%	8.3%	$310.39	$183.47	69.2%
Hilton Boston Downtown/Faneuil Hall	403	$174.41	$197.84	(11.8)%	63.0%	83.5%	(20.5)%	$109.95	$165.25	(33.5)%
Hilton Burlington Lake Champlain	258	$157.63	$130.74	20.6%	58.6%	70.7%	(12.1)%	$92.30	$92.39	(0.1)%
Hilton Garden Inn New York/Times Square Central	282	$162.46	$181.10	(10.3)%	77.8%	98.0%	(20.2)%	$126.40	$177.48	(28.8)%
Hotel Clio	199	$258.96	$240.96	7.5%	62.4%	46.5%	15.9%	$161.68	$112.09	44.2%
Hotel Emblem San Francisco	96	$189.44	$247.10	(23.3)%	53.4%	57.5%	(4.1)%	$101.10	$142.06	(28.8)%
Hotel Palomar Phoenix	242	$247.83	$233.06	6.3%	76.8%	88.2%	(11.4)%	$190.39	$205.66	(7.4)%
Kimpton Shorebreak Resort	157	$297.03	$236.80	25.4%	71.8%	75.3%	(3.5)%	$213.36	$178.23	19.7%
L'Auberge de Sedona	88	$1,046.12	$575.73	81.7%	68.5%	80.4%	(11.9)%	$716.30	$462.91	54.7%
Margaritaville Beach House Key West	186	$579.43	$310.04	86.9%	92.0%	94.1%	(2.1)%	$532.94	$291.63	82.7%
Orchards Inn Sedona	70	$309.21	$255.22	21.2%	63.7%	73.9%	(10.2)%	$196.91	$188.58	4.4%
Renaissance Charleston Historic District Hotel	167	$311.69	$236.72	31.7%	80.3%	83.8%	(3.5)%	$250.35	$198.44	26.2%
Salt Lake City Marriott Downtown at City Creek	510	$176.07	$173.62	1.4%	49.0%	59.2%	(10.2)%	$86.21	$102.73	(16.1)%
The Gwen Hotel	311	$213.18	$188.98	12.8%	58.2%	70.4%	(12.2)%	$124.11	$133.05	(6.7)%
The Hythe Vail	344	$663.43	$440.49	50.6%	67.0%	82.4%	(15.4)%	$444.73	$362.79	22.6%
The Landing Lake Tahoe Resort & Spa	82	$408.90	$275.79	48.3%	46.5%	53.0%	(6.5)%	$189.99	$146.21	29.9%
The Lodge at Sonoma Resort	182	$367.07	$233.68	57.1%	48.0%	61.5%	(13.5)%	$176.30	$143.63	22.7%
Tranquility Bay Beachfront Resort (1)	103	$947.75	$499.30	89.8%	83.3%	91.6%	(8.3)%	$789.49	$457.41	72.6%
Westin Boston Waterfront	793	$194.05	$202.24	(4.0)%	53.7%	65.5%	(11.8)%	$104.27	$132.39	(21.2)%
Westin Fort Lauderdale Beach Resort	433	$336.96	$254.27	32.5%	87.7%	95.5%	(7.8)%	$295.38	$242.76	21.7%
Westin San Diego Bayview	436	$175.00	$189.85	(7.8)%	53.0%	77.5%	(24.5)%	$92.81	$147.20	(36.9)%
Westin Washington D.C. City Center	410	$175.98	$201.14	(12.5)%	35.2%	77.5%	(42.3)%	$62.02	$155.88	(60.2)%
Worthington Renaissance Fort Worth Hotel	504	$194.19	$188.12	3.2%	64.3%	79.4%	(15.1)%	$124.90	$149.42	(16.4)%
Comparable Total (2)	9,454	$279.09	$223.66	24.8%	55.8%	72.2%	(16.4)%	$155.76	$161.44	(3.5)%

(1) Hotel was acquired on January 6, 2022. Amounts reflect the operating results for the period from January 6, 2022 to March 31, 2022 and January 6, 2019 to March 31, 2019.
(2) Amounts include the pre-acquisition operating results of Tranquility Bay, the three hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2022

	Days of Operation		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
		Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	90	$2,468	$279	$370	$—	$—	$649
Bourbon Orleans Hotel	90	$3,049	$75	$820	$—	$6	$901
Cavallo Point, The Lodge at the Golden Gate	90	$9,635	$1,032	$1,826	$—	$94	$2,952
Chicago Marriott Downtown Magnificent Mile	90	$8,606	$(6,202)	$3,993	$6	$(397)	$(2,600)
Courtyard Denver Downtown	90	$1,733	$182	$377	$—	$—	$559
Courtyard New York Manhattan/Fifth Avenue	90	$2,349	$(1,175)	$330	$—	$253	$(592)
Courtyard New York Manhattan/Midtown East	90	$3,840	$(2,273)	$484	$905	$—	$(884)
Embassy Suites by Hilton Bethesda	90	$939	$(3,099)	$553	$—	$1,489	$(1,057)
Havana Cabana Key West	90	$4,615	$2,182	$283	$—	$—	$2,465
Henderson Beach Resort	90	$6,906	$(607)	$953	$—	$—	$346
Henderson Park Inn	90	$1,377	$(83)	$215	$—	$—	$132
Hilton Boston Downtown/Faneuil Hall	90	$4,790	$(1,037)	$1,057	$—	$—	$20
Hilton Burlington Lake Champlain	90	$2,768	$(98)	$560	$—	$—	$462
Hilton Garden Inn New York/Times Square Central	90	$3,678	$(611)	$620	$—	$—	$9
Hotel Clio	90	$4,941	$(447)	$800	$644	$5	$1,002
Hotel Emblem San Francisco	90	$1,074	$(473)	$301	$—	$—	$(172)
Hotel Palomar Phoenix	90	$6,382	$1,807	$674	$—	$185	$2,666
Kimpton Shorebreak Resort	90	$4,398	$995	$403	$—	$—	$1,398
L'Auberge de Sedona	90	$8,195	$2,378	$393	$—	$—	$2,771
Margaritaville Beach House Key West	90	$10,948	$5,337	$806	$—	$—	$6,143
Orchards Inn Sedona	90	$2,233	$590	$84	$—	$42	$716
Renaissance Charleston Historic District Hotel	90	$4,924	$1,621	$456	$—	$—	$2,077
Salt Lake City Marriott Downtown at City Creek	90	$5,899	$1,042	$522	$478	$11	$2,053
The Gwen Hotel	90	$5,038	$(1,684)	$1,075	$—	$—	$(609)
The Hythe Vail	90	$17,733	$7,928	$1,197	$—	$—	$9,125
The Landing Lake Tahoe Resort & Spa	90	$2,177	$556	$358	$—	$—	$914
The Lodge at Sonoma Resort	90	$5,197	$(97)	$628	$260	$—	$791
Tranquility Bay Beachfront Resort	85	$8,048	$2,873	$133	$—	$—	$3,006
Westin Boston Seaport District	90	$13,023	$(3,862)	$2,456	$2,027	$(122)	$499
Westin Fort Lauderdale Beach Resort	90	$22,452	$10,262	$993	$—	$—	$11,255
Westin San Diego Bayview	90	$5,006	$(311)	$806	$583	$—	$1,078
Westin Washington D.C. City Center	90	$2,916	$(1,382)	$1,018	$592	$—	$228
Worthington Renaissance Fort Worth Hotel	90	$9,496	$1,082	$1,111	$729	$2	$2,924
Total		$196,833	$16,780	$26,655	$6,224	$1,568	$51,227
Prior Ownership Results (2)		$430	$(116)	$10	$—	$—	$(106)
Comparable Total		$197,263	$16,664	$26,665	$6,224	$1,568	$51,121
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Tranquility Bay Beachfront Resort from January 1, 2022 to January 5, 2022.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2021
	Days of Operation		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
		Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	90	$762	$(652)	$348	$—	$—	$(304)
Cavallo Point, The Lodge at the Golden Gate	90	$2,878	$(1,731)	$1,838	$—	$94	$201
Chicago Marriott Downtown Magnificent Mile	2	$114	$(7,336)	$4,106	$43	$(397)	$(3,584)
Courtyard Denver Downtown	90	$692	$(462)	$383	$—	$—	$(79)
Courtyard New York Manhattan/Fifth Avenue	—	$52	$(1,657)	$329	$—	$253	$(1,075)
Courtyard New York Manhattan/Midtown East	90	$2,465	$(2,643)	$485	$924	$—	$(1,234)
Embassy Suites by Hilton Bethesda	90	$554	$(2,655)	$523	$—	$1,501	$(631)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	90	$3,118	$1,178	$266	$—	$—	$1,444
Hilton Boston Downtown/Faneuil Hall	90	$835	$(2,819)	$1,095	$—	$—	$(1,724)
Hilton Burlington Lake Champlain	90	$968	$(895)	$649	$—	$—	$(246)
Hilton Garden Inn New York/Times Square Central	—	$(1)	$(2,252)	$839	$—	$—	$(1,413)
Hotel Clio	90	$2,420	$(1,510)	$793	$657	$5	$(55)
Hotel Emblem San Francisco	90	$208	$(772)	$308	$—	$—	$(464)
Hotel Palomar Phoenix	90	$2,542	$(513)	$679	$—	$286	$452
Kimpton Shorebreak Resort	90	$2,098	$(119)	$410	$—	$—	$291
L'Auberge de Sedona	90	$6,478	$1,755	$543	$—	$—	$2,298
Margaritaville Beach House Key West	90	$6,035	$2,533	$711	$—	$—	$3,244
Orchards Inn Sedona	90	$1,782	$478	$82	$—	$42	$602
Renaissance Charleston Historic District Hotel	90	$2,246	$120	$453	$—	$—	$573
Salt Lake City Marriott Downtown at City Creek	90	$2,118	$(1,064)	$527	$517	$—	$(20)
The Gwen Hotel	90	$1,937	$(2,145)	$1,095	$—	$—	$(1,050)
The Hythe Vail	90	$11,275	$5,054	$901	$—	$—	$5,955
The Landing Lake Tahoe Resort & Spa	90	$1,609	$193	$416	$—	$—	$609
The Lexington Hotel	—	$42	$(5,162)	$1,925	$6	$8	$(3,223)
The Lodge at Sonoma Resort	90	$1,434	$(1,218)	$545	$265	$—	$(408)
Westin Boston Seaport District	90	$1,363	$(7,997)	$2,546	$2,072	$(122)	$(3,501)
Westin Fort Lauderdale Beach Resort	90	$11,073	$2,446	$1,063	$—	$—	$3,509
Westin San Diego Bayview	90	$1,492	$(2,217)	$845	$600	$—	$(772)
Westin Washington D.C. City Center	90	$556	$(3,123)	$1,147	$616	$—	$(1,360)
Worthington Renaissance Fort Worth Hotel	90	$3,792	$(2,462)	$1,112	$745	$2	$(603)
Total		$72,937	$(37,647)	$26,962	$6,445	$1,672	$(2,568)
Add: Prior Ownership Results (2)		$13,639	$(238)	$1,739	$—	$—	$1,501
Less: Sold Hotels (3)		$(42)	$5,162	$(1,925)	$(6)	$(8)	$3,223
Comparable Total		$86,534	$(32,723)	$26,776	$6,439	$1,664	$2,156
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the 2021 acquisitions and Tranquility Bay Beachfront Resort from January 1, 2021 to March 31, 2021.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2019
	Days of Operation		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
		Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	90	$5,311	$1,579	$475	$—	$—	$2,054
Cavallo Point, The Lodge at the Golden Gate	90	$9,247	$(221)	$1,941	$—	$31	$1,751
Chicago Marriott Downtown Magnificent Mile	90	$16,131	$(4,067)	$4,129	$71	$(397)	$(264)
Courtyard Denver Downtown	90	$2,245	$548	$296	$—	$—	$844
Courtyard New York Manhattan/Fifth Avenue	90	$2,884	$(905)	$441	$—	$253	$(211)
Courtyard New York Manhattan/Midtown East	90	$5,256	$(1,621)	$692	$958	$—	$29
Embassy Suites by Hilton Bethesda	90	$3,937	$(971)	$478	$—	$1,525	$1,032
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$8,799	$—	$—	$—	$8,799
Havana Cabana Key West	90	$2,916	$1,202	$245	$—	$—	$1,447
Hilton Boston Downtown/Faneuil Hall	90	$6,672	$(87)	$1,244	$—	$—	$1,157
Hilton Burlington Lake Champlain	90	$2,916	$44	$499	$—	$—	$543
Hilton Garden Inn New York/Times Square Central	90	$4,624	$(670)	$844	$—	$—	$174
Hotel Clio	90	$2,676	$(1,477)	$541	$683	$6	$(247)
Hotel Emblem San Francisco	90	$1,349	$(256)	$275	$—	$—	$19
Hotel Palomar Phoenix	90	$7,613	$2,075	$666	$38	$296	$3,075
Kimpton Shorebreak Resort	90	$3,940	$586	$349	$—	$41	$976
L'Auberge de Sedona	90	$5,954	$859	$508	$—	$—	$1,367
Margaritaville Beach House Key West	90	$5,794	$2,395	$338	$—	$—	$2,733
Orchards Inn Sedona	90	$1,878	$274	$238	$—	$42	$554
Renaissance Charleston Historic District Hotel	90	$3,483	$890	$403	$—	$(32)	$1,261
Salt Lake City Marriott Downtown at City Creek	90	$6,874	$1,058	$530	$604	$—	$2,192
The Gwen Hotel	90	$5,056	$(1,559)	$1,058	$—	$—	$(501)
The Hythe Vail	90	$15,395	$6,545	$990	$—	$—	$7,535
The Landing Lake Tahoe Resort & Spa	90	$1,753	$(460)	$376	$—	$—	$(84)
The Lexington Hotel	90	$11,265	$(4,421)	$3,530	$4	$8	$(879)
The Lodge at Sonoma Resort	90	$4,529	$(336)	$535	$279	$—	$478
Westin Boston Seaport District	90	$17,742	$(2,045)	$2,413	$2,156	$(60)	$2,464
Westin Fort Lauderdale Beach Resort	90	$17,500	$5,952	$1,545	$—	$—	$7,497
Westin San Diego Bayview	90	$8,645	$1,701	$1,126	$631	$—	$3,458
Westin Washington D.C. City Center	90	$7,094	$(235)	$1,322	$661	$—	$1,748
Worthington Renaissance Fort Worth Hotel	90	$11,696	$3,182	$969	$775	$2	$4,928
Total		$202,375	$18,358	$28,996	$6,860	$1,715	$55,929
Add: Prior Ownership Results (2)		$15,260	$1,227	$1,739	$—	$—	$2,966
Less: Sold Hotels (3)		$(11,265)	$(4,378)	$(3,530)	$(4)	$(8)	$(7,920)
Comparable Total		$206,370	$15,207	$27,205	$6,856	$1,707	$50,975
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the 2021 acquisitions and Tranquility Bay Beachfront Resort from January 1, 2019 to March 31, 2019.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.